SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-PORTEC INC

          GABELLI FUNDS, INC.
               THE GABELLI CAPITAL ASSET FUND
                                 1/16/98            2,700            14.1750
          GAMCO INVESTORS, INC.
                                 1/16/98            1,000            13.8750
                                 1/15/98            2,000            13.7708
                                 1/07/98            3,000            14.2500
                                 1/15/98            2,500            13.8750
                                 1/15/98           22,000            13.7708
                                 1/08/98            1,000            14.0000
                                 1/06/98            4,000            14.3750
                                 1/05/98            1,000            14.3500
                                 1/05/98            3,700            14.2500













          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.

                                                             30